Exhibit 3.4

KENMAR GLOBAL TRUST

FIFTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

Dated as of December 1, 2008

PREFERRED INVESTMENT SOLUTIONS CORP.

MANAGING OWNER

KENMAR GLOBAL TRUST

FIFTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

i

KENMAR GLOBAL TRUST

FIFTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

TABLE OF CONTENTS

(continued)

[Remainder of page left blank intentionally]

ii

KENMAR GLOBAL TRUST

FIFTH AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

This Fifth Amended and Restated Declaration of Trust and Trust Agreement (the “Declaration of Trust Agreement”) is made as of December 1, 2008, by and among Preferred Investment Solutions Corp., a New York corporation (formerly known as Kenmar Advisory Corp., a Connecticut corporation) (the “Managing Owner”), Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”) and each other party who becomes a party to this Declaration of Trust Agreement as an owner of a unit (“Unit”) of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a “Unitholder” and, collectively, the “Unitholders”).

WITNESSETH:

WHEREAS, the Managing Owner, the Trustee and a private partnership of which the Managing Owner is a general partner, as the initial beneficial owner, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time (the “Act”), by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on July 17, 1996, and entering into the Declaration and Agreement of Trust and Amended and Restated Declaration of Trust and Trust Agreement, dated as of July 17, 1996 (the “Original Declarations”); and

WHEREAS, the parties entered into the Second Amended and Restated Declaration of Trust dated as of May 1, 2003, the Third Amended and Restated Declaration of Trust dated as of March 1, 2004, and Fourth Amended and Restated Declaration of Trust dated as of May 1, 2004 (collectively, the “Amended Declarations”); and

WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading by allocating Trust Assets to independent professional trading advisors (“Advisors”) selected from time to time by the Managing Owner and to amend and restate the Original Declarations and the Amended Declarations in their entirety.

NOW THEREFORE, the parties hereto agree as follows:

1. Declaration of Trust.

It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the “Code”), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2. The Trustee.

(a) Term; Resignation.

(i) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

(ii) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

(b) Powers. Except to the extent expressly set forth in this Section 2, Section 3 and Section 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust or any Series. The Trustee shall have the power and authority to execute and file certificates as required by the Act and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c) Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee’s standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d) Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the “Trust Estate”) to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e) Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

(f) Liability of the Trustee. Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or any Unitholder;

(iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any Selling Agents or any additional Selling Agents;

(v) no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

(vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g) Reliance by the Trustee and the Managing Owner; Advice of Counsel.

(i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

(h) Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

3. Principal Office.

The address of the principal office of the Trust shall be c/o the Managing Owner, 900 King Street, Suite 100, Rye Brook, New York 10573; telephone: (914) 307-7000. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4. Business.

The Trust’s business and purpose is to trade, buy sell, swap or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments, stock indices, metals, energy contracts and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust’s participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

5. Term, Dissolution, Fiscal Year.

(a) Term. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than ninety (90) days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within one hundred twenty (120) days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust’s managing owner, the word “Kenmar” shall be deleted from the name of the Trust, and any appropriate filings shall be made.

(b) Dissolution. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. At any time that the Trust does not have a Managing Owner, the Unitholders by majority vote may appoint a liquidator.

(c) Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

(d) Net Asset Value; Net Asset Value per Unit. Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Profit Shares and Incentive Fees (as described in the Prospectus, as defined in Section 8 hereof) shall reduce Net Asset Value, even though such Profit Shares and Incentive Fees may never, in fact, be paid. Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination.

6. Capital Contributions; Units.

The Unitholders’ respective capital contributions to the Trust shall be as shown on the books and records of the Trust. The Initial Unitholder will withdraw upon the admission of additional Unitholders.

The Managing Owner and/or its Affiliates may maintain an investment in the Trust in an amount as it shall determine in its sole discretion. The Managing Owner shall have the right to redeem all or part of any such contribution at any time without notice to investors; provided that such withdrawal does not result in an adverse tax consequence to the Trust or its investors. The Managing Owner and/or its Affiliates shall, with respect to any Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Unitholder, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein.

The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as Unitholders of the Trust.

7. Allocation of Profits and Losses.

(a) Capital Accounts and Allocations. A capital account shall be established for each Unit, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unit’s capital account shall be the amount contributed to the Trust with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Incentive Fee and Profit Share accruals which may, in fact, never be paid. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust’s Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Incentive Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

For purposes of this Section 7, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Trust’s income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 7(b) for federal income tax purposes. For purposes of this Section 7(b), capital gain and capital loss shall be allocated separately and not netted.

(1) First, items of ordinary income and expense (other than the Incentive Fee and Profit Shares which shall be allocated as set forth in Section 7(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

(2) Second, any Incentive Fee or Profit Shares paid to the Managing Owner or the Advisors shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit’s Net Incentive Fee or Net Profit Share (the excess, if any, of the aggregate of all Incentive Fees or Profit Shares, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all “reversals” of Incentive Fees or Profit Shares, as the case may be, allocated to such Unit) bears to the Net Incentive Fee or Net Profit Share, as the case may be, of all Units; provided that the Managing Owner may allocate Incentive Fees and Profit Shares first to Units whose Net Asset Value was reduced by accrued Incentive Fees and Profit Shares upon redemption, in an amount up to the amount of such reduction.

(3) Third, capital gain or loss shall be allocated as follows:

(A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:

(i) Each tax account shall be increased by the amount of income or gain allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(3)(B) and (C).

(ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 7(b)(1), 7(b)(2) and 7(b)(3)(D) and (E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

(iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 7(b)) shall be eliminated.

(B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed (before taking into account any early redemption charges) over the sum of the tax accounts (determined after making the allocation described in Sections 7(b)(1) and 7(b)(2), but prior to making the allocations described in this Section 7(b)(3)(B) or Section 7(b)(3)(D)) allocable to such Units (an “Excess”). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 7(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder’s Excess bears to the aggregate Excess of all such Unitholders.

(C) Capital Gain remaining after the allocation described in Section 7(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of their tax accounts (determined after making the allocations described in Sections 7(b)(1) and 7(b)(2)) allocable to such Units in the ratio that each such Unitholder’s excess bears to the aggregate excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

(D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 7(b)(1) and 7(b)(2), but prior to making the allocations described in this Section 7(b)(3)(D) or Section 7(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges) (a “Negative Excess”). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 7(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder’s Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

(E) Capital Loss remaining after the allocation described in Section 7(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 7(b)(1) and 7(b)(2)) with respect to such Units in the ratio that each such Unitholder’s negative excess bears to the aggregate negative excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

(F) For purposes of this Section 7(b), “Capital Gain” or “Capital Loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

(4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder’s capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a “Qualified Income Offset.”

(5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

(c) Incentive Fees; Profit Shares. Incentive Fees shall be payable to the Managing Owner as of the end of each calendar year and upon redemption of Units.

Incentive Fees shall equal 5% of New Overall Appreciation (if any) calculated as of each fiscal year-end and upon redemption of Units. New Overall Appreciation shall be calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Trust.

Incentive Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Incentive Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner upon redemption. The amount (if any) of the accrued Incentive Fee that shall be paid to the Managing Owner upon the redemption of any Unit shall be determined by dividing the total Incentive Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Incentive Fee shall be paid to the Managing Owner on December 31 of each year.

For capital account purposes, accrued Incentive Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Incentive Fee accrued, and reversals of accrued Incentive Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Incentive Fee was accrued.

Early redemption charges shall in no respect reduce New Overall Appreciation.

The Profit Shares paid to the Advisors pursuant to the Advisory Agreements among the Managing Owner, the Trust and each such Advisor shall result in deductions being allocated to the Unitholders. Such allocation shall apply the same principles as the allocation of Incentive Fee deductions described above. Profit Shares with respect to any calendar quarter will be paid to an Advisor as of the last day of such period, except that Profit Shares with respect to Units redeemed as of the last day of any month that does not end a calendar quarter shall be paid as of the day such Units are redeemed and Profit Shares with respect to Units redeemed as of the end of any month that ends a calendar quarter shall be paid to an Advisor in the same manner and at the same time as if such Units had not been redeemed.

In the event assets are withdrawn from an Advisor’s account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Profit Shares and Incentive Fees. Loss carryforward reductions shall not be restored as a result of subsequent additions of capital.

The Managing Owner may adjust the allocations set forth in this Section 7(c), in the Managing Owner’s discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(d) Expenses. The Managing Owner shall pay, without reimbursement, the selling and “trailing commissions” relating to the offering of the Units. The Trust shall pay the Managing Owner brokerage commissions at the rate of 10% per annum of the average beginning of month Net Assets of the Trust. Once Net Assets reach $25 million the annual brokerage commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount. The Trust shall bear all administrative costs, ongoing offering costs and any taxes applicable to it and any charges incidental to trading, including agency brokerage commissions (e.g., “bid-ask” spreads). In no event shall organizational and offering expenses, including selling commissions and redemption fees, exceed 15% of the capital contributions to the Trust. Any unreimbursed organizational and initial offering expenses as of the date of the Trust’s dissolution shall not be reimbursed to the Managing Owner from the proceeds resulting from such dissolution. However, none of the Managing Owner’s “overhead” expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries, rent and travel expenses) shall be charged to the Trust. Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations. All of the expenses which are for the Trust’s account shall be billed directly to the Trust. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

(e) Limited Liability of Unitholders. Each Unit, when purchased in accordance with this Declaration of Trust and Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Declaration of Trust and Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets.

(f) Return of Capital Contributions. No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein and in accordance with the Act. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

8. Management of the Trust.

The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors to buy, sell, hold, or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments, provided that the Trust shall not invest in any debt instruments other than Treasury securities, short-term sovereign debt instruments and other investments authorized by the Commodity Futures Trading Commission (the “CFTC”) for the investment of “customer funds,” and shall not invest in any equity security without prior notice to Unitholders, all as described in the Prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current Prospectus (the “Prospectus”). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration of Trust and Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust’s brokerage commissions paid to the Managing Owner and the Annual Incentive Fee, as described in the Prospectus, have exceeded 14% of the Trust’s average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Trust’s brokerage commissions may not be increased (i) during any period when redemption charges are in effect or (ii) without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder’s voting and redemption rights and a description of any material effect of such increase.

In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration of Trust and Trust Agreement, the Act or any applicable law, rule or regulations.

The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner’s fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust’s brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the “tax matters partner” of the Trust.

The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 16(a) of this Declaration of Trust and Trust Agreement. If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged the Trust (without reference to the Managing Owner’s financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Owner shall not receive “points” or other financing charges or fees regardless of the amount. Except in respect of the Incentive Fee, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates in respect of sales of the Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Trust from executing, at the direction of any Advisor, transactions with any futures commission merchant or broker. No trading advisor for the Trust shall be affiliated with the Trust’s commodity broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Trust’s basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner (as well as any agreements between the Managing Owner or any affiliate of the Managing Owner and any trading advisor) shall be terminable without penalty by the Trust upon no more than sixty (60) days’ written notice. All sales of Units in the United States will be conducted by registered brokers.

The Trust is prohibited from employing the trading technique commonly known as “pyramiding.” A trading manager or advisor of the Trust taking into account the Trust’s open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in “pyramiding.”

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust’s business and affairs.

9. Audits and Reports to Unitholders.

The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within ninety (90) days after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended, (ii) within ninety (90) days of the end of each fiscal year such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Managing Owner shall include in the Annual Reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year. The Trust shall notify Unitholders within seven (7) Business Days of any material change (i) in the agreements with the Trust’s advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to the Trust. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records (including by post upon payment of reasonable mailing costs); upon payment of reasonable reproduction costs provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder’s interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes that the Trust is required by law or by agreement with a third party to keep confidential.

The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

The Managing Owner will, with the assistance of the Trust’s commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner’s opinion, comparable to the Trust.

10. Assignability of Units.

Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, which consent may be withheld in the absolute discretion of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner receives notice of such assignment, transfer or disposition. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

11. Redemptions.

A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the Managing Owner) on the last day of any month, beginning with the end of the first month after such Units are sold; provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust’s allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the second following paragraph.

Requests for redemption must be received by the Managing Owner at least ten (10) calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit as of the most recent Valuation Date, after adding back all distributions, the Trust shall notify investors within seven (7) Business Days and shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten (10) Business Days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a Business Day within thirty (30)

Business Days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten (10) Business Days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value of a Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. The Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of this paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

Redemption payments will generally be made within fifteen (15) Business Days after the month-end of redemption (and notice that the redemption has occurred will be provided to Unitholders within ten (10) Business Days after such month-end), except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust’s aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

Only whole Units may be redeemed, except upon complete redemption of an investor’s Units, unless the Managing Owner specifically otherwise consents. Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units provided that, for investors redeeming less than all their Units, such investors remaining units equal at least $500.

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder’s Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

12. Additional Offerings.

The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class.

The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold “plan assets” under ERISA or the Code with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

13. Special Power of Attorney.

Each Unitholder by his execution of this Declaration of Trust and Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust and Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner’s authority to act as contemplated by this Section 13) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

14. Withdrawal of a Unitholder.

The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust and Trust Agreement, at any time upon one hundred twenty (120) days’ written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust’s business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of the Managing Owner’s removal or withdrawal, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner. No provision of this Declaration of Trust and Trust Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder’s interest in the Trust except as provided in Section 11 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration of Trust and Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

15. Standard of Liability; Indemnification.

(a) Standard of Liability for the Managing Owner. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b) Indemnification of the Managing Owner by the Trust. To the fullest extent permitted by law, subject to this Section 15, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission with respect to the issue of indemnification for securities law violations.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 15, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 15(a).

In no event shall any indemnification permitted by this subsection (b) of Section 15 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 15 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 7 hereof.

(c) Indemnification of the Trust by the Unitholders. In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder’s activities, obligations or liabilities unrelated to the Trust’s business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys’ fees.

16. Amendments; Meetings.

(a) Amendments with Consent of the Managing Owner. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust and Trust Agreement, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, subject to the immediately following sentence, by the holders of Units representing a majority of the outstanding Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. With respect to any matter requiring Unitholder consent, consent shall be deemed given with respect to any such matter upon which advance notice was provided along with an opportunity to object or redeem their interest. The Managing Owner may amend this Declaration of Trust and Trust Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust and Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust and Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code.

(b) Amendments and Actions without Consent of the Managing Owner. In any vote called by the Managing Owner or pursuant to section (c) of this Section 16, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust and Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 16, extending the term of the Trust, or materially changing the Trust’s basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust and Trust Agreement without such Unitholder’s or assignee’s written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon sixty (60) days’ notice.

(c) Meetings; Other Voting Matters. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten (10) days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust and Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within fifteen (15) days after such receipt, call a meeting of the Trust. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust and Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

(d) Consent by Trustee. The Trustee’s written consent to any amendment of this Declaration of Trust and Trust Agreement shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust and Trust Agreement or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated thereby to which the Trustee is a party.

17. Governing Law.

The validity and construction of this Declaration of Trust and Trust Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 17.

18. Miscellaneous.

(a) Notices. All notices under this Declaration of Trust and Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

(b) Binding Effect. This Declaration of Trust and Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Sections 2 and 15 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust and Trust Agreement nor the effect of any of its provisions. Any reference to “persons” in this Declaration of Trust and Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

19. Benefit Plan Investors.

Each Unitholder that is an “employee benefit plan” as defined in and subject to ERISA, or a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Unitholder (a “Plan Fiduciary”), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the Managing Owner, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any Advisor requires the Trust to trade, the Trustee and any of their respective affiliates; and (iii) is qualified to make such investment decision.

20. Certain Definitions.

The following terms have the corresponding definitions:

“Act” has the meaning set forth in the preamble hereof.

“Advisor” means any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

“Affiliate” — . An “Affiliate” of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

“Amended Declarations” has the meaning set forth in the introductory paragraph hereof.

“Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Contributions” means the total investment in a Program by a Participant or by all Participants, as the case may be.

“CFTC” has the meaning set forth in Section 8 hereof.

“Commodity Broker” means any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

“Commodity Contract” means a contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

“Declaration of Trust Agreement” has the meaning set forth in the introductory paragraph hereof.

“ERISA” has the meaning set forth in Section 11 hereof.

“Excess” has the meaning set forth in Section 7(b)(3)(B) hereof.

“Expenses” has the meaning set forth in Section 2(d) hereof.

“Indemnified Parties” has the meaning set forth in Section 2(d) hereof.

“Managing Owner” has the meaning set forth in the introductory paragraph hereof.

“Negative Excess” has the meaning set forth in Section 7(b)(3)(D) hereof.

“Net Assets” means the total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

“Net Asset Value Per Program Interest” means the Net Assets divided by the number of Program Interests outstanding.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

“New Trading Profits” means the excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in the margin account.

“Organizational and Offering Expenses” means all expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law including taxes and fees, accountants’ and attorneys’ fees.

“Original Declarations” has the meaning set forth in the introductory paragraph hereof.

“Participant” means the holder of a Program Interest.

“Person” means any natural Person, partnership, corporation, association or other legal entity.

“Pit Brokerage Fee” includes floor brokerage, clearing fees, NFA fees, and exchange fees.

“Plan” has the meaning set forth in Section 19 hereof.

“Plan Fiduciary” has the meaning set forth in Section 19 hereof.

“Program” means a limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

“Program Broker” means a Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

“Program Interest” means a limited partnership interest or other security representing ownership in a Program.

“Prospectus” has the meaning set forth in Section 8 hereof.

“Pyramiding” means a method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

“redemption” has the meaning set forth in Section 11 hereof.

“Sponsor” means any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “Sponsor” shall be deemed to include its Affiliates.

“Trust Estate” has the meaning set forth in Section 2(d) hereof.

“Trustee” has the meaning set forth in the introductory paragraph hereof.

“Unit” has the meaning set forth in the introductory paragraph hereof.

“Unitholder” and “Unitholders” have the meaning set forth in the introductory paragraph hereof.

“Valuation Date” means the date as of which the Net Assets of the Program are determined.

“Valuation Period” means a regular period of time between Valuation Dates.

21. No Legal Title to Trust Estate.

The Unitholders shall not have legal title to any part of the Trust Estate.

22. Legal Title.

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

23. Creditors.

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY as Trustee

By:	/s/ Michael G. Oller Jr.
	Name:	Michael G. Oller Jr.
	Title:	Assistant Vice President

PREFERRED INVESTMENT SOLUTIONS CORP. as Managing Owner

By:	/s/ Esther E. Goodman
	Name:	Esther E. Goodman
	Title:	Senior Executive Vice President and Chief Operating Officer

All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

By:	PREFERRED INVESTMENT SOLUTIONS CORP., ATTORNEY-IN- FACT

By:	/s/ Esther E. Goodman
	Name:	Esther E. Goodman
	Title:	Senior Executive Vice President and Chief Operating Officer

Schedule A

FORM

OF

CERTIFICATE OF TRUST

OF

KENMAR GLOBAL TRUST

THIS Certificate of Trust of KENMAR GLOBAL TRUST (the “Trust”), dated July 17, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. 3801 et seq.)

1. Name. The name of the business trust formed hereby is Kenmar Global Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

WILMINGTON TRUST COMPANY as Trustee

By:	/s/ W. Chris Sponenberg
	Name:	W. Chris Sponenberg
	Title:	Financial Services Officer